Exhibit 4.2

ZOOM VIDEO COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

December 1, 2016

-i-

ZOOM VIDEO COMMUNICATIONS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of December 1, 2016 by and among Zoom Video Communications, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A-1 attached hereto (each, a “ Series A Investor” and collectively, the “ Series A Investors”), the persons and entities listed on Exhibit A-2 attached hereto (each, a “ Series B Investor” and collectively, the “ Series B Investors”), the persons and entities listed on Exhibit A-3 attached hereto (each, a “ Series C Investor” and collectively, the “ Series C Investors”), and the persons and entities listed on Exhibit A-4 (each, a “Series D Investor,” and collectively, the “Series D Investors,” and together with the Series A Investors, the Series B Investors, and the Series C Investors, the “Investors”), and the individual listed on Exhibit B (the “Founder”).

RECITALS

A.    The Company, the Series A Investors, the Series B Investors, and the Series C Investors have previously entered into certain Second Amended and Restated Investors’ Rights Agreement dated as of December 23, 2014 (the “Prior Agreement”).

B.    The Company is issuing shares of Series D Preferred Stock of the Company (the “Series D Preferred”) to the Series D Investors pursuant to that certain Series D Preferred Stock Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”).

C.    Pursuant to the Purchase Agreement, it is a condition to the Initial Closing (as defined therein) of the transactions contemplated by the Purchase Agreement that the parties amend and restate in its entirety the Prior Agreement and execute and deliver this Agreement.

D.    Pursuant to Section 5.1 of the Prior Agreement, the Prior Agreement may be amended with the written consent of the Company and the Holders holding at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities (each as defined in the Prior Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement is amended and restated in its entirety to read as follows:

SECTION 1

DEFINITIONS

1.1    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)    “Board” shall mean the Board of Directors of the Company.

(b)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)    “Common Stock” means the Common Stock of the Company.

(d)    “Conversion Stock” shall mean shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock (as defined in the Restated Certificate).

(e)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f)    “Founder Registrable Securities” means (i) the shares of Common Stock held by the Founder, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.

(g)    “Holder” shall mean any Investor who holds Registrable Securities, the Founder to the extent he holds Founder Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement; provided, however, that the Founder shall not be deemed a Holder for purposes of Sections 2.1, 2.3, 2.8, 2.13, 3, 4 or 5.1.

(h)    “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(i)    “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(j)    “Initial Public Offering” shall mean the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (or similar securities laws, to the extent applicable, in connection with an offering of securities on the New York Stock Exchange, NASDAQ Global Market, or other nationally or internationally-recognized securities exchange as approved by the Board).

(k)    “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the Registrable Securities then outstanding.

(l)    “Major Holder” shall mean (i) Emergence Capital Partners III, L.P. (“Emergence”) for so long as Emergence together with its affiliates hold at least 3,440,000 Registrable Securities, (ii) Sequoia Capital U.S. Growth Fund VII, L.P., Sequoia Capital U.S. Growth VII Principals Fund, L.P., Sequoia Capital Global Growth Fund II, L.P., and Sequoia Capital Global Growth II Principals Fund, L.P. (“Sequoia”) for so long as Sequoia together with its affiliates hold at least 2,675,564 Registrable Securities and (iii) any other Holder or Holders who in the aggregate hold Registrable Securities that represent at least one percent (1%) of the total number of outstanding shares of capital stock of the Company (calculated on an as-converted to Common Stock basis).

(m)    “New Securities” shall have the meaning set forth in Section 4.1(a).

(n)    “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(o)    “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(p)    “Purchase Agreement” shall have the meaning set forth in the Recitals.

(q)    “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Major Holders after the date hereof, (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above, and (iv) the Founder Registrable Securities; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii), (iii) or (iv) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement, and provided further, however, that Founder Registrable Securities shall not be deemed Registrable Securities for purposes of Sections 2.1, 2.3, 2.8, 2.13, 3, 4 or 5.1).

(r)    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

(s)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(t)    “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(u)    “Restated Certificate” shall mean the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(v)    “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c).

(w)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x)    “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(y)    “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa)    “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(bb)    “Shares” shall mean the Company’s Series A Preferred Stock, the Company’s Series B Preferred Stock, the Company’s Series C Preferred Stock, and the Company’s Series D Preferred.

SECTION 2

REGISTRATION RIGHTS

2.1    Requested Registration.

(a)    Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i)    promptly give written notice of the proposed registration to all other Holders; and

(ii)    as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)    Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)    Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii)    If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price of less than $10,000,000 (net of underwriters’ discounts and expenses);

(iii)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)    In the event the Initiating Holders have requested a registration to be effected in a jurisdiction other than the United States, to the extent the Board determines in its sole discretion that such registration would impose materially more burdensome or costly obligations on the part of the Company as compared to those to which the Company would be subject if the request was for a registration to be effected in the United States;

(v)    After the Company has initiated two such registrations pursuant to this Section 2.1;

(vi)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vii)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

(viii)    If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(ix)    If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(viii) above to firmly underwrite the offer.

(c)    Deferral. If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(vi) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(d)    Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e)    Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the

Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration based on the pro rata percentage of Registerable Securities held by such Holder, assuming conversion; (ii) second, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2    Company Registration.

(a)    Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)    promptly give written notice of the proposed registration to all Holders; and

(ii)    use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders (other than Founder) requesting to include Registrable Securities (other than Founder Registrable Securities) in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion, (iii) third, to Founder if he requests inclusion of Founder Registrable Securities in such registration, and (iv) fourth, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3    Registration on Form S-3.

(a)    Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b)    Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)    In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(vi);

(ii)    If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or

(iii)    If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c)    Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)    Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4    Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders holding a majority of Registrable Securities then outstanding to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders holding of a majority of Registrable Securities then outstanding agree to forfeit their right to a demand registration pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5    Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a)    Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c)    Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h)    In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6    Indemnification.

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)    To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)    Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such

Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7    Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8    Restrictions on Transfer.

(a)    The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii)    The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b)    Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other retired equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other retired equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a reasonably detailed description of the manner and circumstances of the proposed disposition.

(c)    Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d)    The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)    Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)    So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10    Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Notwithstanding anything to the contrary, the obligations described in this Section 2.10 shall only apply to the Company’s Initial Public Offering and shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11    Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12    Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (x) a transferee or assignee of not less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or (y) with respect to any Holder that is an investment fund, any of such Holder’s affiliates or partners, members or other equity owners, or retired partners, retired members or other retired equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other retired equity owners; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company and the parties thereto dated as of the date hereof, as it may be amended from time to time, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of Registrable Securities then outstanding (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder or would give such holder or prospective holder the right to demand registration of such holder’s securities of the Company.

2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) as to Bucantini Enterprises Limited and Puccini World Limited (together “Horizons”) such date that Horizons first ceases to be a Major Holder, (ii) as to Nantworks, LLC (“Nantworks”) such date that Nantworks first ceases to be a Major Holder, (iii) as to each Holder other than Horizons and Nantworks, such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (iv) as to all Holders (including Horizons and Nantworks), five (5) years after the closing of the Initial Public Offering.

SECTION 3

INFORMATION AND OTHER COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1    Delivery of Financial Information and Inspection Rights.

(a)    Delivery of Financial Information. The Company (and its subsidiaries where applicable) will furnish the following reports to each Major Holder, provided that the Board has not reasonably determined that such Major Holder is a competitor of the Company:

(i)    as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared by the Company’s accountants in accordance with generally accepted accounting principles (“GAAP”), audited by an accounting firm approved by the Board; provided, however, that the requirement that such financials be audited may be waived by the Board including the waiver of at least a majority of the Preferred Directors (as defined in the Restated Certificate).

(ii)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows and balance sheet for such fiscal quarter and as of the end of such quarter all prepared in accordance with GAAP;

(iii)    as soon as practicable, but in any event within thirty (30) days after the end of each month, monthly management financial statements, including balance sheet and income statement and business summary of the Company’s status; and

(iv)    as soon as practicable, but in any event within thirty (30) days prior to the end of each fiscal year, an annual operating plan and budget for the next fiscal year.

(b)    Inspection Rights. The Company (and its subsidiaries where applicable) shall permit each Major Holder, at such Major Holder’s expense, to inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable advanced notice; provided, however, that the Company shall not be obligated pursuant to this Section 3.1 to provide access to any information which it deems it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(c)    Suspension of Information Rights. Anything in this Agreement to the contrary notwithstanding, the Company (and its subsidiaries where applicable) may cease providing the information set forth in this Section 3.1 during the period starting with the date forty-five (45) days prior to the Company’s good-faith estimate of the date of filing of a registration statement for an IPO if it reasonably concludes that it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated as such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Confidentiality. Each Major Holder agrees that such Major Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Major Holder), (b) is or has been independently developed or conceived by such Major Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Major Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that such Major Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Major Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Major Holder in the ordinary course of business, provided that such Major Holder informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Major Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.3    Directors’ and Officers’ Insurance. The Company has as of the date hereof or shall within ninety (90) days of the date hereof use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board (including the satisfaction of a majority of the Series B, C, D Directors, as such term is defined in the Restated Certificate), but not coverage less than $1,000,000, and will use its commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board (including the satisfaction of a majority of the Series B, C, D Directors, as such term is defined in the Restated Certificate) determines that such insurance should be discontinued.

3.4    No Use of Hillhouse’s Name. Without the prior written consent of Hillhouse ZM Holdings Limited (and except as may be required by applicable law or regulation) neither the Company nor any other Investor shall use or reference the name “Hillhouse,” “Gaoling” or “高瓴” in any public announcements or statements relating to the Series C Preferred Stock or the Company.”

3.5 Termination of Covenants. The covenants set forth in this Section 3 (other than Section 3.2) shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1    Right of First Refusal to Major Holders. The Company hereby grants to each Major Holder the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (x) the number of shares of Common Stock owned by such Major Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Major Holder) to (y) the total number of shares of Common Stock owned by all Major Holders immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants). Each Major Holder shall have a right of over-allotment such that if any Major Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Holders may purchase the non-purchasing Holder’s portion on a pro rata basis. This right of first refusal shall be subject to the following provisions.

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i)    the Shares and the Conversion Stock;

(ii)    securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board and in accordance with the terms of the Restated Certificate;

(iii)    securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of this date of this Agreement;

(iv)    securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) of the Restated Certificate;

(v)    securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act;

(vi)    securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board;

(vii)    securities issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the Board;

(viii)    securities issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board;

(ix)    securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board;

(x)    securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of a majority of the Preferred Stock then outstanding, voting as a separate class on an as-converted basis; and

(xi)    any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

(b)    In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c)    In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in this Section 4.1.

(d)    The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Initial Public Offering.

SECTION 5

MISCELLANEOUS

5.1    Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities then outstanding (excluding any such shares that have been sold to the public or pursuant to Rule 144 and any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14); provided, however, that Holders purchasing shares of Series D Preferred in an Additional Closing (as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement and adding such person’s or entity’s name to the appropriate exhibit to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; provided, further, that any amendment or waiver of this Agreement which, on its face (without reference to any information outside the terms of this Agreement), adversely changes the express rights of a specific Investor, which rights are not applicable to all Investors or to all Major Investors generally, shall not be effective against the adversely affected Investor without that Investor’s written consent (provided, that, for clarity, the amendment of this Agreement to make Investors that purchase new or additional shares of preferred stock of the Company (including shares of a new series of preferred stock that are senior to or pari passu with any existing series of preferred stock of the Company) parties to this Agreement or to add such new or additional shares to this Agreement as “Shares” or “Registrable Securities” shall not be an amendment that adversely changes the express rights of a specific Investor under this Agreement, and in such cases no consent of any Investor shall be required under this proviso clause). Notwithstanding anything to the contrary in this Section 5.1, any such amendment, waiver, discharge or termination that, on its face (without reference to any information outside the terms of this Agreement), adversely changes the express rights of Founder under this Agreement in a manner that is different from the corresponding effect, if any, on any other Holder, shall not be effective without the written consent of Founder. Any amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder.

5.2    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a)    if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)    if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or

(c)    if to the Company, to the attention of the Chief Executive Officer of the Company at 4633 Old Ironsides Drive, Suite 478, Santa Clara CA 95054, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Brian Patterson, c/o Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Bush Street, Suite 1200 San Francisco, CA 94104.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.3    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4    Successors and Assigns. Except as otherwise set forth herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission, if such permission is required and not subject to an exception provided for elsewhere herein, to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5    Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede and replace any prior agreements with respect thereto, including without limitation the Prior Agreement (which is amended and restated in its entirety by this Agreement). No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6    Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10    Electronic Execution and Delivery. A facsimile, telecopy, PDF or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic mail, facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

5.11    Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

5.12    Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13    Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the closing of a Liquidation Event (as defined in the Company’s Restated Certificate) or a liquidation, dissolution or winding up on the Company.

5.14    Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

5.15    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.16    Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement. For further clarity, Bucantini Enterprises Limited and Puccini World Limited shall be deemed affiliates of one another for purposes of this Agreement.

5.17    Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(signature page follows)

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

ZOOM VIDEO COMMUNICATIONS, INC.
a Delaware corporation

By:	/s/ Eric Yuan
(Signature)
Name:	Eric S. Yuan
Title:	President and Chief Executive Officer

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

FOUNDER

Eric S. Yuan
(Print name of Founder)

/s/ Eric Yuan
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

AME Cloud Ventures, LLC
(Print investor name)

/s/ Greg Hardester
(Signature)

Greg Hardester
(Print name of signatory, if signing for an entity)

Manager
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Bucantini Enterprises Limited
(Print investor name)

/s/ Pau Yee Wan Ezra
(Signature)

PAU YEE WAN EZRA
(Print name of signatory, if signing for an entity)

Director
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Digital Mobile Venture Ltd.
(Print investor name)

/s/ Samuel T. Chen
(Signature)

Samuel T. Chen
(Print name of signatory, if signing for an entity)

Director
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Yi-Chun Chen
(Print investor name)

/s/ Yi-Chun Chen
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Yi-Ting Chen
(Print investor name)

/s/ Yi-Ting Chen
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Dan & Zoë Scheinman Trust Dated 2/23/01
(Print investor name)

/s/ Dan Scheinman
(Signature)

Dan Scheinman
(Print name of signatory, if signing for an entity)

Trustee
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

EMERGENCE CAPITAL PARTNERS III, L.P.

By:	Emergence Equity Partners III, L.P.,

its general partner

By:	Emergence GP Partners LLC,

its general partner

By:	/s/ Santiago Subotovsky
Name:	Santiago Subotovsky
Title:	Authorized Signatory

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

EMERGENCE CAPITAL PARTNERS III OPPORTUNITY, L.P.

By:	Emergence Equity Partners III, L.P.,

its general partner

By:	Emergence GP Partners, LLC,

its general partner

By:	/s/ Santiago Subotovsky
Name:	Santiago Subotovsky
Title:	Authorized Signatory

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Hillhouse ZM Holdings Limited
(Print investor name)

/s/ Colm O’Connell
(Signature)

Colm O’Connell
(Print name of signatory, if signing for an entity)

Director
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Puccini World Limited
(Print investor name)

/s/ Ng Ngar Bun Raymond
(Signature)

Ng Ngar Bun Raymond
(Print name of signatory, if signing for an entity)

Authorized Signatory
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

QUALCOMM Incorporated
(Print investor name)

/s/ Adam Schwenker
(Signature)

Adam Schwenker
(Print name of signatory, if signing for an entity)

VP & Legal Counsel
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Qualcomm Global Trading Pte. Ltd.
(Singapore company)
(Print investor name)

/s/ Adam Schwenker
(Signature)

Adam Schwenker
(Print name of signatory, if signing for an entity)

Authorized Signatory
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SEQUOIA CAPITAL U.S. GROWTH FUND VII, L.P.
SEQUOIA CAPITAL U.S. GROWTH VII PRINCIPALS FUND, L.P.
Each a Cayman Islands exempted limited partnership

By: SC U.S. GROWTH VII MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership General Partner of Each

By: SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:

/s/ Pat Grady
Name:	Pat Grady
Title:	Authorized Signatory

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SEQUOIA CAPITAL GLOBAL
GROWTH FUND II, L.P.
SEQUOIA CAPITAL GLOBAL
GROWTH II PRINCIPALS FUND, L.P.
Each a Cayman Islands exempted limited partnership

By: SC GLOBAL GROWTH II
MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership
General Partner of Each

By: SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:

/s/ Doug Leone
Name:	Doug Leone
Title:	Authorized Signatory

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Changbin Wang
(Print investor name)

/s/ Changbin Wang
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SF Growth Fund
(Print investor name)

/s/ Myron Nessan
(Signature)

Myron Nessan
(Print name of signatory, if signing for an entity)

Director of Finance
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

The parties are signing this Third Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SF Growth Fund
(Print investor name)

/s/ Myron Nessan
(Signature)

Myron Nessan
(Print name of signatory, if signing for an entity)

Director of Finance
(Print title of signatory, if signing for an entity)

[Zoom Video Communications, Inc. Third Amended and Restated Investors’ Rights Agreement Signature Page]

EXHIBIT A - 1

SERIES A INVESTORS

Investor

Digital Mobile Venture Ltd

Yi-Chun Chen

Yi-Ting Chen

Farzad Nazem & Noosheen Hashemi Living Trust Dated 07/10/95

QUALCOMM Incorporated

The Vandana Shah and Praful Shah Revocable Living Trust

Kailua Venture Group LLC

Investor

AME Cloud Ventures, LLC

The Eternal Bliss Limited Partnership

IT-Farm Nozomi Investment Limited Partnership

Dan & Zoë Scheinman Trust Dated 2/23/01

Changbin Wang

Gary Griffiths

Yuqing Xu

Haiping Jin

Investor

Three Kingdoms Capital Partners, L.P.

The Subrah S. Iyar 2012 GRAT #3

Steven Li

Velchamy Sankarlingam

WS Investment Company, LLC (2011A)

William P. Tai

The Michael and Martha Everett Living Trust

JV Trust dtd 9/27/2002

HE Venture Capital Fund, LP

Investor

TEEC Angel Fund, LP

Steven Sun

Heil 1998 Revocable Trust

Zhang/Gao Family Trust, 3/28/2000

EXHIBIT A - 2

SERIES B INVESTORS

Investor

Bucantini Enterprises Limited

Puccini World Limited

AME Cloud Ventures, LLC

Three Kingdoms Capital Partners, L.P.

Harbor Pacific Capital Partners I, LP

Digital Mobile Venture Ltd

Nantworks, LLC

EXHIBIT A - 3

SERIES C INVESTORS

Investor

Emergence Capital Partners III, L.P.

Hillhouse ZM Holdings Limited

Bucantini Enterprises Limited

Puccini World Limited

AME Cloud Ventures, LLC

Bart Swanson

Harbor Pacific Capital Partners I, LP

Nantworks, LLC

QUALCOMM Incorporated

EXHIBIT A - 4

SERIES D INVESTORS

Investor

Sequoia Capital U.S. Growth Fund VII, L.P.

Sequoia Capital U.S. Growth VII Principals Fund, L.P.

Sequoia Capital Global Growth Fund II, L.P.

Sequoia Capital Global Growth II Principals Fund, L.P.

AME Cloud Ventures, LLC

Investor

Emergence Capital Partners III Opportunity, L.P.

Hillhouse ZM Holdings Limited

Qualcomm Global Trading Pte. Ltd. (Singapore company)

SF Growth Fund

EXHIBIT B

FOUNDER

Number of Shares of Common Stock Owned
Eric S. Yuan	14,000,000

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Third Amended and Restated Investors’ Rights Agreement dated as of December 1, 2016 (the “Agreement”):

1.    Waiver of 10 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 10-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.    Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )

ELECT TO PARTICIPATE in $         (please provide amount) in New Securities proposed to be issued by Zoom Video Communications, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[        ] in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in $         in New Securities proposed to be issued by Zoom Video Communications, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $[        ] in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $         in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $         (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Holders do not exercise their full rights of first refusal with respect to the $[        ] in New Securities being offered in the financing.

Date:
(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.